UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	December 12, 2018
MidSouth Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rile 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

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Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 12, 2018, the Board of Directors of MidSouth Bancorp, Inc. (the “Company”) appointed William F. Grant, III as a member of the Company’s Board of Directors effective immediately. Mr. Grant will serve as a Class III director with a term expiring at the Company’s annual meeting of shareholders in 2020. Mr. Grant joined the Company on September 10, 2018 in an advisory capacity pending the receipt of regulatory approval for his appointment with the Company that has now been obtained. Mr. Grant was also appointed to the Company’s Audit Committee and Corporate Governance, Nominating and Compensation Committee. As a director, Mr. Grant will be entitled to receive compensation for his services in the form of board fees and equity awards as provided in the Company’s proxy statement regarding director compensation.

Mr. Grant (age 69) is currently an Organizer and Founding Director of Grasshopper Bank, NA, headquartered in New York, NY and providing commercial banking products and technology services to the entrepreneurial and startup businesses in New York. He was also an Organizer and Founding Director from 2005 to 2015 of Square 1 Bank and Square 1 Financial, Inc., headquartered in Durham, NC with loan production offices nationwide. Square 1 was a state-chartered banking company serving the venture capital, entrepreneurial and start- up communities. On October 6, 2015, it was acquired by PacWest, Inc., Los Angeles, CA. Mr. Grant was also appointed a Director by the US Treasury Department to the Board of FSG Bank, NA and First Security Group, Inc., in 2012. On October 31, 2015, FSG, Inc. was acquired by Atlantic Capital Bank, Inc., Atlanta, GA. Prior to this, Mr. Grant joined the Office of the Comptroller of the Currency (“OCC”) in 1973 and was commissioned a National Bank Examiner responsible for both large and community banks. He was a Field Manager, Regional Director for Consumer Compliance and Deputy Regional Director for Special Surveillance and was selected in 1982 as Director for Staffing and National Recruitment and in 1984 became the first OCC Director for Banking Relations, responsible for regulatory liaison with both national and state financial trade associations, and State Banking Departments. Mr. Grant is an Emeritus member of the Executive Partner Program for the Mason School of Business at the College of William and Mary and is past Chairman of the Business Advisory Council for the College of Business at East Carolina University.

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Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ James R. McLemore	MIDSOUTH BANCORP, INC.
	James R. McLemore	Registrant
President and Chief Executive Officer

Date:	December 18, 2018

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